UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 6, 2008 (August 4, 2008)

HIRSCH INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23434	11-2230715
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Engineers Road, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 436-7100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 4, 2008, Hirsch International Corp. (the “Company”) acquired 80% of the outstanding equity interest in U.S. Graphic Arts, Inc. (“US Graphics”) pursuant to a Share Purchase and Sale Agreement, dated as of August 4, 2008 (the “Purchase Agreement”), among the Company, US Graphics, Scott O. Fresener, Patricia Fresener, Scott M. Fresener, Mishelle Fresener (collectively, the “Sellers”) and Fresener Holdings, LLC. In connection with and as a condition to this acquisition, Graphic Arts Acquisition Corporation, a wholly-owned subsidiary of the Company, purchased certain outstanding indebtedness of US Graphics and agreed, under certain circumstances, to make further advances to US Graphics. The total initial cost to the Company of this transaction, including the purchase of the equity interests, the purchase of indebtedness, further advances to US Graphics for payment of trade debt and operating expenses and other amounts the Company agreed to pay at or shortly after closing is approximately $3,000,000.

In addition to the standard and customary representations, warranties, covenants and indemnitees contained in the Purchase Agreement, the Company has the right, from and after August 4, 2011, to purchase the remaining 20% equity interest in US Graphics for a purchase price based on the greater of (x) the net income before taxes of US Graphics multiplied by 4.5 or (y) the net book value of US Graphics. The Sellers, from August 4, 2009 through August 4, 2013, have the right to cause the Company to purchase their remaining 20% equity interest in US Graphics for a purchase price determined in the same manner as the price for the Company’s exercise of its option. Also, the Sellers have agreed not to compete with US Graphics through August 4, 2010.

US Graphics is primarily engaged in developing and manufacturing printers for the decorative apparel industry. The assets of US Graphics include inventory of printers and ink, equipment, intellectual property and other intangibles.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.01.	Financial Statements and Exhibits.

On August 4, 2008, the Company acquired 80% of the outstanding equity interests of US Graphics, a manufacturer of printers for the decorative apparel industry, pursuant to the terms of a Share Purchase and Sale Agreement, dated August 4, 2008. The information set forth in Item 1.01 above is incorporated into this Item 2.01 by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements.

●

The financial statements required by Item 9.01(a) of Form 8-K are not included in this Current Report. The Company intends to file these financial statements by an amendment within the time permitted by Item 9.01(a).

(b)	Pro Forma Financial Information.
●

Pro forma financial information required by Item 9.01(b) of Form 8-K are not included in this Current Report. The Company intends to file this pro forma financial information by an amendment within the time permitted by Item 9.01(b).

(d)	Exhibits
10.1

Share Purchase and Sale Agreement by and between Hirsch International Corp., U.S. Graphic Arts, Inc., Scott O. Fresener, Patricia Fresener, Scott M. Fresener, Mishelle Fresener and Fresener Holdings, LLC, dated August 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRSCH INTERNATIONAL CORP.

	By:	/s/ Beverly Eichel
		Name:	Beverly Eichel
		Title:	Executive Vice President, Finance, Chief Financial Officer and Secretary
Dated: August 6, 2008

Exhibit Index

Exhibit No.	Exhibit Title
10.1

Share Purchase and Sale Agreement by and between Hirsch International Corp., U.S. Graphic Arts, Inc., Scott O. Fresener, Patricia Fresener, Scott M. Fresener, Mishelle Fresener and Fresener Holdings, LLC, dated August 4, 2008.